EXHIBIT 21.1     SUBSIDIARIES OF THE REGISTRANT



                                                              % of Voting
                                                              Securities
                                        Jurisdiction of         Held at
                                                             December 31,
                                          Organization
Name of Corporation


Amcorp, Inc.                           Delaware                 100%
  ASC Holdings, Inc.                   Utah                     100
  Amalgamated Research, Inc.           Idaho                    100

Andrews County Holdings, Inc.          Delaware                 100
   Waste Control Specialists LLC       Delaware                  64
     Greenhill Technologies LLC        Delaware                  50
   Tecsafe LLC                         Delaware                  50

NL Industries, Inc. (2)                New Jersey                58

Tremont Corporation (3)                Delaware                  48

Valcor, Inc.                           Delaware                 100
   Medite Corporation                  Delaware                 100
   CompX International Inc. (4)        Delaware                  64

Other wholly-owned
   Valmont Insurance Company           Vermont                  100
   Impex Realty Holding, Inc.          Delaware                 100



(1)Held by the Registrant or the indicated subsidiary of the Registrant.

(2)Subsidiaries of NL are incorporated by reference to Exhibit 21.1 of NL's Annual Report on Form 10-K for the year ended December 31, 1998 (File No. 1-
   640).

(3)Subsidiaries of Tremont are incorporated by reference to Exhibit 21.1 of Tremont's Annual Report on Form 10-K for the year ended December 31, 1998 (File No. 1-10126).

(4)Subsidiaries of CompX are incorporated by reference to Exhibit 21.1 of CompX's Annual Report on Form 10-K for the year ended December 31, 1998 (File No. 1-13905).